EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report, dated February 7, 2001, appearing in Occidental Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, into Occidental Petroleum Corporation's previously filed Registration Statements Nos. 33-5487, 33-5490, 33-14662, 33-23798, 33-40054, 33-44791,
33-47636, 33-60492, 33-59395, 33-63991, 33-64719, 333-02901, 333-11725,
333-11897, 333-17879, 333-21019, 333-49207, 333-52053, 333-67385, 333-69303,
333-72719, 333-72721, 333-78031, 333-79613, 333-79541, 333-37970 and 333-55404.


                                     /s/ ARTHUR ANDERSEN LLP


Los Angeles, California
March 9, 2001